As filed with the U.S. Securities and Exchange Commission on January 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

C&F Financial Corporation

(Exact name of registrant as specified in its charter)

Virginia	54-1680165
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

802 Main Street

West Point, Virginia 23181

(804) 843-2360

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Thomas F. Cherry

Executive Vice President, Chief Financial Officer and Secretary

C&F Financial Corporation

802 Main Street

West Point, Virginia 23181

(804) 843-2360

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Susan S. Ancarrow, Esq.

Troutman Sanders LLP

Troutman Sanders Building

1001 Haxall Point

Richmond, Virginia 23219

(804) 697-1861

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Warrant to Purchase Common Stock, $1.00 par value per share (1)	167,504	— (2)	— (2)	— (2)
Common Stock, $1.00 par value per share (1)	167,504	$17.91(3)	$2,999,996.64	$117.90
TOTAL:			$2,999,996.64	$117.90

(1)	This Registration Statement covers (a) a warrant for the purchase of 167,504 shares of common stock with an initial per share exercise price of $17.91 per share, (b) the 167,504 shares of common stock issuable upon exercise of such warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such warrant, which shares of common stock are registered hereunder pursuant to Rule 416.
(2)	Pursuant to Rule 457(g), no separate registration fee is required with respect to the warrant as it is being registered in the same registration statement as the common stock offered pursuant thereto.
(3)	Calculated in accordance with Rule 457(g) based upon the per share exercise price of the warrant of $17.91.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

We will amend and complete the information in this prospectus. The selling securityholders may not sell any of these securities or accept your offer to buy any of them until the documentation filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and the selling securityholders are not soliciting your offer to buy these securities in any State or other jurisdiction where that would not be permitted or legal.

SUBJECT TO COMPLETION, DATED JANUARY 26, 2009

PROSPECTUS

C&F Financial Corporation

WARRANT TO PURCHASE 167,504 SHARES OF COMMON STOCK

167,504 SHARES OF COMMON STOCK

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the shares of a warrant to purchase 167,504 shares of our common stock, referred to as the warrant, and any shares of our common stock issuable from time to time upon exercise of the warrant. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder. In this prospectus, we refer to the warrant and the shares of common stock issuable upon exercise of the warrant, collectively, as the securities. The warrant and 20,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, referred to as the Preferred Stock, Series A, were originally issued by us pursuant to the Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement—Standard Terms, between us and the United States Department of the Treasury, which we refer to as the initial selling securityholder, in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, referred to as the Securities Act.

The initial selling securityholder and its successors, including transferees, which we collectively refer to as the selling securityholders, may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $3.0 million.

The warrant is not listed on an exchange, and, unless requested by the initial selling securityholder, we do not intend to list the warrant on any exchange.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “CFFI.” On January 23, 2009, the closing price of our common stock on the Nasdaq Global Select Market was $14.06 per share. You are urged to obtain current market quotations of our common stock.

Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

Our principal executive offices are located at 802 Main Street, West Point, Virginia 23181 and our telephone number is (804) 843-2360. Our Internet address is www.cffc.com.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is                         , 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, referred to as the SEC, using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus. In addition, this prospectus covers the issuance by us of common stock upon the exercise of the warrant by the holders other than the initial selling securityholder.

We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may add, update or change information in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. We have not, and no underwriters have, authorized anyone to provide you with information different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. See “Where You Can Find More Information” for more information.

In this prospectus, the “Company” “we,” “our,” “ours,” and “us” refer to C&F Financial Corporation, which is a bank holding company headquartered in West Point, Virginia, and its subsidiaries on a consolidated basis, unless the context otherwise requires. References to the “Bank” mean Citizens and Farmers Bank, which is our principal banking subsidiary.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain statements that are considered “forward looking statements” within the meaning of United States securities laws. In addition, the Company and its management may make other written or oral communications from time to time that contain forward-looking statements. Forward-looking statements, including statements about industry trends, management’s future expectations and other matters that do not relate strictly to historical facts, are based on assumptions by management, and are often identified by such forward-looking terminology as “expect,” “look,” “believe,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” and “goal” or similar statements or variations of such terms. Forward-looking statements may include, among other things, statements about the Company’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings.

Forward-looking statements are subject to various risks and uncertainties, which change over time, are based on management’s expectations and assumptions at the time the statements are made, and are not guarantees of future results. Management’s expectations and assumptions, and the continued validity of the forward-looking statements, are subject to change due to a broad range of factors affecting the national and global economies, the equity, debt, currency and other financial markets, as well as factors specific to the Company and its subsidiaries, including the Bank. Factors that could have a material adverse effect on the operations and future prospects of the Company include, but are not limited to, changes in:

1)	interest rates

2)	general business and economic conditions, as well as conditions within the financial markets

3)	the legislative/regulatory climate

4)	monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board

5)	the quality or composition of the loan portfolios and the value of the collateral securing those loans

6)	the value of securities held in the Company’s investment portfolios

7)	the level of net charge-offs on loans

8)	demand for loan products

9)	deposit flows

10)	competition from both banks and non-banks

11)	demand for financial services in the Company’s market area

12)	technology

13)	reliance on third parties for key services

14)	the real estate market

15)	the Company’s expansion and technology initiatives, and

16)	accounting principles, policies and guidelines

Actual outcomes and results may differ materially from what is expressed in our forward-looking statements and from our historical financial results due to the factors discussed elsewhere in this prospectus or disclosed in our other SEC filings. Forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the time this prospectus is filed with the SEC. The Company undertakes no obligation to revise the forward-looking statements contained in this prospectus to reflect events after the time it is filed with the SEC. The factors discussed herein are not intended to be a complete summary of all risks and uncertainties that may affect our businesses. Though we strive to monitor and mitigate risk, we cannot anticipate all potential economic, operational and financial developments that may adversely impact our operations and our financial results.

ABOUT C&F FINANCIAL CORPORATION

C&F Financial Corporation is a bank holding company that was incorporated in March 1994 under the laws of the Commonwealth of Virginia. The Company owns all of the stock of its sole operating subsidiary, Citizens and Farmers Bank, which is an independent commercial bank chartered under the laws of the Commonwealth of Virginia. The Bank originally opened for business under the name Farmers and Mechanics Bank on January 22, 1927. The Bank has the following five wholly-owned subsidiaries, all incorporated under the laws of the Commonwealth of Virginia:

•	C&F Mortgage Corporation and its wholly-owned subsidiaries Hometown Settlement Services LLC, Certified Appraisals LLC and C&F Reinsurance LTD.

•	C&F Finance Company

•	C&F Investment Services, Inc.

•	C&F Insurance Services, Inc.

•	C&F Title Agency, Inc.

The Company operates in a decentralized manner in three principal business activities: (1) retail banking through the Bank, (2) mortgage banking through C&F Mortgage Corporation, and (3) consumer finance through C&F Finance Company.

In addition, the Company conducts brokerage activities through C&F Investment Services, Inc., insurance activities through C&F Insurance Services, Inc. and title insurance services through C&F Title Agency, Inc. The financial position and operating results of any one of these subsidiaries are not significant to the Company as a whole and are not considered principal activities of the Company at this time.

The Company also owns two non-operating subsidiaries, C&F Financial Statutory Trust II formed in December 2007 and C&F Financial Statutory Trust I formed in July 2005. These trusts were formed for the purpose of issuing $10.0 million each of trust preferred capital securities in private placements to institutional investors. These trusts are unconsolidated subsidiaries of the Company and their principal assets are $10.3 million each of the Company’s junior subordinated debt securities that are reported as liabilities of the Company.

The Company’s executive offices are located at 802 Main Street, West Point, Virginia 23181 and its telephone number is (804) 843-2360.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as supplemented in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as well as any updated risk factors described in Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that we may file with the SEC in the future, all of which are incorporated by reference in this prospectus and in any accompanying prospectus supplement.

Before making an investment decision, you should carefully consider these risks as well as information we include or incorporate by reference in this prospectus and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the securities by the selling securityholders. If the warrant is exercised in full for cash, we will receive proceeds of approximately $3.0 million, which we intend to use for general corporate purposes.

DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK

The following is a brief description of the terms of the warrant that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the warrant, a copy of which has been filed with the SEC and is also available from us upon request.

Shares of Common Stock Subject to the Warrant

The warrant is initially exercisable for 167,504 shares of our common stock. If we complete one or more qualified equity offerings on or prior to December 31, 2009 that result in our receipt of aggregate gross proceeds of not less than $20.0 million, which is equal to 100% of the aggregate fixed liquidation amount of $1,000 per share of our Preferred Stock, Series A, plus any accrued and unpaid dividends, the number of shares of common stock underlying the warrant then held by the selling securityholders will be reduced by 50% to 83,752 shares. The number of shares subject to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.” A “qualified equity offering” is a sale or issuance for cash by the Company, to persons other than the Company or its subsidiaries after January 9, 2009, of shares of preferred stock, common stock or a combination thereof, that in each case qualify as and may be included in tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Federal Deposit Insurance Corporation. Qualified equity offerings do not include sales or issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans that were publicly announced, on or prior to October 13, 2008.

Exercise of the Warrant

The initial exercise price applicable to the warrant is $17.91 per share of common stock for which the warrant may be exercised, which exercise price is based upon the average of the closing prices of our common stock on the 20 trading days ending on the last trading day prior to December 8, 2008. The warrant may be exercised at any time on or before January 9, 2019 by surrender of the warrant and a completed notice of exercise attached as an annex to the warrant and the payment of the exercise price for the shares of common stock for which the warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of the warrant equal to the value of the aggregate exercise price of the warrant determined by reference to the market price of our common stock on the trading day on which the warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash, certified or cashier’s check, or wire transfer, in an amount equal to the aggregate exercise price. The exercise price applicable to the warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Upon exercise of the warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last trading day preceding the exercise of the warrant (less the pro-rated exercise price of the warrant) for any fractional shares that would have otherwise been issuable upon exercise of the warrant. We will at all times reserve the aggregate number of shares of our common stock for which the warrant may be exercised. We have listed the shares of common stock issuable upon exercise of the warrant with the Nasdaq Global Select Market.

Rights as a Shareholder

The warrantholder shall have no rights or privileges of the holders of our common stock, including any voting rights, until (and then only to the extent) the warrant has been exercised.

Transferability; Restrictions on Exercise of Warrant

The initial selling securityholder may not transfer a portion of the warrant, and/or exercise the warrant, with respect to more than 83,752 shares of common stock until the earlier of the date on which the Company has received aggregate gross proceeds from a qualified equity offering of at least $20.0 million and December 31, 2009. The warrant, and all rights under the warrant, are otherwise transferable and exercisable.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the warrant may be exercised and the exercise price applicable to the warrant will be proportionately adjusted in the event we pay share dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Anti-dilution Adjustment. Until the earlier of January 9, 2012 and the date the initial selling securityholder no longer holds the warrant (and other than in certain permitted transactions described below), if we issue any shares of common stock (or securities convertible or exercisable into common stock) for less than 90% of the market price of the common stock on the last trading day prior to pricing such shares, then the number of shares of common stock into which the warrant is exercisable and the exercise price will be adjusted. Permitted transactions include issuances:

•	as consideration for or to fund the acquisition of businesses and/or related assets;

•	in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by our board of directors;

•

in connection with public or broadly marketed offerings and sales of common stock or convertible securities for cash conducted by us or our affiliates pursuant to registration under the Securities Act, or Rule 144A thereunder, on a basis consistent with capital-raising transactions by comparable financial institutions (but do not include other private transactions); and

•	in connection with the exercise of preemptive rights on terms existing as of January 9, 2009.

Other Distributions. If we declare any dividends or distributions other than our historical, ordinary (not in excess of $0.31 per share) cash dividends, the exercise price of the warrant will be adjusted to reflect such distribution.

Certain Repurchases. If we effect a pro rata repurchase of common stock, both the number of shares issuable upon exercise of the warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the warrant shall be converted into the right to exercise the warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the warrant may be exercised, as if the warrant had been exercised prior to such merger, consolidation or similar transaction.

DESCRIPTION OF COMMON STOCK

General

The following is a brief description of our common stock that may be resold by the selling securityholders. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, a copy of which has been filed with the SEC and is also available from us upon request.

We have 8,000,000 shares of authorized common stock, $1.00 par value per share, of which 3,037,441 shares were outstanding as of December 31, 2008.

Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of our common stock are entitled to receive dividends as may be declared by our board of directors out of funds legally available therefor and, upon liquidation, to receive pro rata our assets, if any, available for distribution after the payment of creditors and the preferences of Preferred Stock, Series A, and any other class or series of preferred stock outstanding at the time of liquidation. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of our preferred stock that we may issue in the future. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our Preferred Stock, Series A has, and any other series of preferred stock upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as currently, or as may be, fixed by our board of directors.

Our common stock is listed on the Nasdaq Global Select Market. Holders of our common stock are not, and will not be, subject to any liability as shareholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Co., 59 Maiden Lane, Plaza Level, New York, New York 10038.

PLAN OF DISTRIBUTION

The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions, in the following manner:

•

on any national securities exchange or quotation service on which the preferred stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the Nasdaq Global Select Market in the case of the common stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell short the securities and deliver securities to close out short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.

The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. If the warrant is exercised in full for cash, we will receive proceeds of approximately $3.0 million, which we intend to use for general corporate purposes.

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, referred to as the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the Nasdaq Global Select Market pursuant to Rule 153 under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We do not intend to apply for listing of the warrant on any securities exchange or for inclusion of the warrant in any automated quotation system unless requested by the initial selling shareholder. No assurance can be given as to the liquidity of the trading market, if any, for the warrant.

We have agreed to indemnify the selling securityholders against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

SELLING SECURITYHOLDERS

On January 9, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the initial selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act. The initial selling securityholder, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus or a supplement to this prospectus, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	a warrant to purchase 167,504 shares of our common stock, representing beneficial ownership of approximately 5.2% of our common stock as of December 31, 2008; and

•	167,504 shares of our common stock issuable upon exercise of the warrant, which shares, if issued, would represent ownership of approximately 5.2% of our common stock as of December 31, 2008.

For purposes of this prospectus, we have assumed that, after completion of the offering covered by this prospectus, none of the securities covered by this prospectus will be held by the selling securityholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the initial selling securityholder has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition of the securities, the initial selling securityholder has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

LEGAL MATTERS

The validity of the warrant and the common stock offered hereby have been passed upon for us by Troutman Sanders LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the three years in the period ended December 31, 2007, and the effectiveness of our internal control over financial reporting as of December 31, 2007, have been audited by Yount, Hyde & Barbour, P.C., independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cffc.com. Our website is not and should not be considered part of this prospectus and is not incorporated by reference in this document. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the documents listed below and all future filings we make with the SEC under Sections 13(a),
13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2007, filed on March 7, 2008.

•

Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, filed on May 9, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed on August 8, 2008, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 5, 2008.

•

Our Current Reports on Form 8-K filed on February 6, 2008; February 21, 2008; April 18, 2008; May 22, 2008; July 29, 2008 (Item 8.01 only); August 25, 2008; August 28, 2008, September 12, 2008, November 21, 2008, December 15, 2008, and January 14, 2009.

•

The description of our common stock contained in the “Description of Capital Stock” in the Company’s Proxy Statement/Prospectus filed as part of the Registration Statement on Form S-4 (No. 33-70184) with the SEC on October 12, 1993, as amended on October 19, 1993 (Pre-Effective Amendment No. 1), as it may be amended by any amendment or report filed subsequent to this registration statement for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

C&F Financial Corporation

802 Main Street

West Point, Virginia 23181

Attention: Thomas F. Cherry,

Executive Vice President, Chief Financial Officer and Secretary

(804) 843-2360

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by the Company (except any underwriting discounts and commissions and expenses incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$118
Legal fees and expenses	$20,000
Accounting fees and expenses	$3,000
Other	$1,000

Total Expenses	$24,118

Item 15. Indemnification of Directors and Officers.

Article VII of the Company’s Amended and Restated Articles of Incorporation limits the liability of the Company’s directors and officers to the Company and its shareholders to the full extent permitted by the Virginia Stock Corporation Act as now and hereafter in effect. The Virginia Stock Corporation Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation’s articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The Company’s Amended and Restated Articles of Incorporation provide that the Company’s directors and officers will not be monetarily liable to the Company or the Company’s shareholders, if such limitation is permissible under the Virginia Stock Corporation Act. This limitation does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of the Company’s Amended and Restated Articles of Incorporation, together with the Virginia Stock Corporation Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Article VII of the Company’s Amended and Restated Articles of Incorporation also mandates indemnification of the Company’s directors and officers to the full extent permitted by the Virginia Stock Corporation Act. The Virginia Stock Corporation Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. The Company is required to indemnify its directors and officers in all such proceedings if they have not violated this standard.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The Company has also purchased a directors’ and officers’ liability insurance policy. Within the coverage limit, the policy provides coverage (a) to the Company’s directors and officers where the Company either is not permitted by law or is unable, due to insolvency, to indemnify its directors and officers; and (b) to the Company where the Company does indemnify the directors and officers as permitted, and/or required by law.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated as of January 9, 2009, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference).

4.1	Warrant to Purchase Shares of Common Stock, dated January 9, 2009, to purchase shares of Common Stock of the Registrant (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference).

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on January 20, 2009.

C&F FINANCIAL CORPORATION

By:	/s/ Larry G. Dillon
Larry G. Dillon
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Larry G. Dillon and Thomas F. Cherry, and each of them with the power to act alone, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including pre-effective amendments to this registration statement, and any additional registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and any other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Larry G. Dillon Larry G. Dillon	Chairman, President and Chief Executive Officer (principal executive officer)	January 20, 2009

/s/ Thomas F. Cherry Thomas F. Cherry	Executive Vice President, Chief Financial Officer and Secretary (principal financial officer)	January 20, 2009

J.P. Causey Jr.	Director

/s/ Barry R. Chernack Barry R. Chernack	Director	January 20, 2009

/s/ Audrey D. Holmes Audrey D. Holmes	Director	January 20, 2009

/s/ James H. Hudson James H. Hudson	Director	January 20, 2009

/s/ Joshua H. Lawson Joshua H. Lawson	Director	January 20, 2009

/s/ William E. O’Connell Jr. William E. O’Connell Jr.	Director	January 20, 2009

/s/ C. Elis Olsson C. Elis Olsson	Director	January 20, 2009

/s/ Paul C. Robinson Paul C. Robinson	Director	January 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated as of January 9, 2009, between the Registrant and the United States Department of the Treasury (filed as Exhibit 10.24 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference).

4.1	Warrant to Purchase Shares of Common Stock, dated January 9, 2009, to purchase shares of Common Stock of the Registrant (filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on January 14, 2009 and incorporated herein by reference).

5.1	Opinion of Troutman Sanders LLP

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of Troutman Sanders LLP (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors (located on the signature page to the Registration Statement)